EXHIBIT 99.6


                  FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT


     THIS FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment") is entered into as of September 6, 2001, by and between SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation ("Buyer"), and CALIBER LEARNING NETWORK, INC., a Maryland corporation ("Seller").

     WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of August 13, 2001 (the "Asset Purchase Agreement"), as amended by that certain (i) Amendment to Asset Purchase Agreement, dated as of August 23, 2001, (ii) Second Amendment to Asset Purchase Agreement, dated as of September 4, 2001, and (iii) Third Amendment to Assert Purchase Agreement, dated as of September 5, 2001, pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to purchase, the "Purchased Assets" (as defined therein; all capitalized terms used herein shall have the respective meanings set forth in the Asset Purchase Agreement), on the terms and subject to the conditions set forth therein.

     NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. AMENDMENT TO ASSET PURCHASE AGREEMENT. The Asset Purchase Agreement, as previously amended, is hereby further amended as follows:

        (a) By inserting the following sentence at the end of Section 6.7 thereof. "In addition, each of the Purchased Contracts listed on Schedule 2.1(d) hereof as Customer Contracts Item 4 (Cadence) and Item 5 (PricewaterhouseCoopers) shall have been amended to provide that Buyer is not obligated to provide facilities for delivery of services."; and

        (b) By inserting new Section 6.10 (after Section 6.9 thereof) as follows:

            "6.10 Continuation of Certain Services. Buyer shall have obtained, either by agreement with UUNet/MCI or pursuant to an order of the Bankruptcy Court, continuation of the current datacom/telecom services from UUNet/MCI (on terms and conditions satisfactory to Buyer) for a period of at least ninety (90) days commencing on the Closing Date; provided, however, that in no event shall Buyer assume or be responsible or liable for any Liabilities of Seller."

     2. CONTINUED EFFECT. The Asset Purchase Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms.

     3. MISCELLANEOUS. This Amendment shall be binding upon, and shall inure to the benefit of, each of the parties hereto, and their respective successors and assigns. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


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     IN WITNESS  WHEREOF,  the parties hereto have executed this Amendment as of the date set forth above.

WITNESS/ATTEST:                        SYLVAN LEARNING SYSTEMS, INC.



                                       By: /s/ SEAN R. CREAMER            (SEAL)
----------------------------------        --------------------------------
                                          Name:   Sean R. Creamer
                                          Title:  Vice President, Corporate
                                                  Finance, Interim Chief
                                                  Financial Officer


                                       CALIBER LEARNING NETWORK, INC.,
                                         as debtor in possession



                                       By: /s/ GLEN M. MARDER             (SEAL)
----------------------------------        --------------------------------
                                          Name:   Glen M. Marder
                                          Title:  President, Chief Financial
                                                  Officer















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